EXHIBIT 99.1

NEWS RELEASE
Ducommun Reports Results for the
Fourth Quarter Ended December 31, 2021
Backlog Growth to $905 Million; Acquired Magnetic Seal;
Completed Sale-Leaseback Netting Over $110 Million in Proceeds; Record Diluted EPS of $9.05
SANTA ANA, California, February 23, 2022 – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its fourth quarter and year ended December 31, 2021.
Fourth Quarter 2021 Recap

•Revenue of $164.8 million
•GAAP net income of $110.8 million, or $9.05 per diluted share
•Adjusted net income for the quarter of $9.7 million, or $0.79 per diluted share
•Gross margin increased 50 basis points year-over-year to 22.6%
•Adjusted EBITDA of $24.4 million, or 14.8% of revenues, an increase of 40 basis points year-over-year
•Completed the acquisition of Magnetic Seal LLC (“MagSeal”) for $69.5 million, net of cash acquired
•Completed sale-leaseback, netting proceeds of over $110 million
“2021 was a return to growth story for Ducommun and I'm pleased with how much we accomplished along with positioning the Company for continued success in the years ahead,” said Stephen G. Oswald, chairman, president and chief executive officer. “In December alone, we netted over $110 million in after-tax proceeds related to the sale-leaseback of our Gardena, CA performance center building and land, effectively monetizing and unlocking its value at record prices to fuel growth and strengthen our balance sheet. A portion of the proceeds were immediately deployed for the MagSeal acquisition which brings innovative engineered sealing solutions to Ducommun, enhances our aerospace product portfolio and increases the Company's aftermarket capabilities and revenue.
“Ducommun ended the year with a strong backlog* as well of approximately $905 million, with gains driven by a recent uptick in commercial aerospace orders. For 2021, we posted revenues of approximately $645 million, led by another record year for military and space, topping $450 million, along with strong gross margins. In 2022, with growing travel demand and subsiding pandemic-related related restrictions, the commercial aerospace industry should continue its recovery especially in the narrow body market. Our longstanding customer relationships with Boeing, Raytheon, and other leading OEMs, along with our five year Airbus contract for titanium products awarded in 2021 are expected to drive stronger performance in 2022 and beyond.”
Fourth Quarter Results
Net revenue for the fourth quarter of 2021 was $164.8 million, compared to $157.8 million for the fourth quarter of 2020. The 4.5% increase year-over-year was primarily due to the following:
•$4.9 million higher revenue within the Company’s Industrial end-use markets due to timing of customer requirements; and
•$4.4 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on other commercial aerospace platforms and regional and business aircraft platforms; partially offset by

•$2.3 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military rotary-wing aircraft platforms.
Net income for the fourth quarter of 2021 was $110.8 million, or $9.05 per diluted share, compared to $9.7 million, or $0.80 per diluted share, for the fourth quarter of 2020. The increase in net income year-over-year was due to the gain on the Gardena performance center sale-leaseback transaction of $132.5 million and a $2.5 million increase in gross profit due to higher revenue, partially offset by higher income tax expense of $31.4 million and higher SG&A expense of $2.9 million. Adjusted net income was $9.7 million, or $0.79 per diluted share, for the fourth quarter of 2021, compared to $10.8 million, or $0.89 per diluted share, for the fourth quarter of 2020. The difference between net income and adjusted net income was primarily due to excluding the gain on sale-leaseback.
Gross profit for the fourth quarter of 2021 was $37.3 million, or 22.6% of revenue, compared to gross profit of $34.8 million, or 22.1% of revenue, for the fourth quarter of 2020. The increase in gross margin percentage year-over-year was due to favorable product mix, favorable manufacturing volume, and lower other manufacturing costs, partially offset by higher compensation and benefits costs.
Operating income for the fourth quarter of 2021 was $11.8 million, or 7.2% of revenue, compared to $11.6 million, or 7.3% of revenue, in the comparable period last year. The year-over-year increase was due to higher revenue, partially offset by higher SG&A expenses. Adjusted operating income for the fourth quarter of 2021 was $14.0 million, or 8.5%, compared to $12.9 million, or 8.2% of revenue, in the comparable period last year.
Interest expense for the fourth quarter of 2021 was $2.8 million compared to $2.6 million in the comparable period of 2020.
Adjusted EBITDA for the fourth quarter of 2021 was $24.4 million, or 14.8% of revenue, compared to $22.8 million, or 14.4% of revenue, for the comparable period in 2020.
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of December 31, 2021 was $905.2 million compared to $807.7 million as of December 31, 2020. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of December 31, 2021 were $814.1 million compared to $779.7 million as of December 31, 2020.
Business Segment Information
Electronic Systems
Electronic Systems reported net revenue for the current quarter of $106.0 million, compared to $99.1 million for the fourth quarter of 2020. The year-over-year increase was primarily due to the following:
•$4.9 million higher revenue within the Company’s Industrial end-use markets due to timing of customer requirements; and
•$2.9 million higher revenue within the Company’s commercial aerospace end-use markets due higher build rates on other commercial aerospace platforms; partially offset by
•$0.9 million lower revenue within the Company’s military and space end-use markets due to lower build rates on various missile platforms, partially offset by higher build rates on military fixed-wing aircraft platforms.
Electronic Systems operating income for the current year fourth quarter was $15.4 million, or 14.6% of revenue, compared to $11.5 million, or 11.6% of revenue, for the comparable quarter in 2020. The year-over-year increase was due to favorable product mix and favorable manufacturing volume, partially offset by higher compensation and benefits costs.
Structural Systems
Structural Systems reported net revenue for the current quarter of $58.8 million, compared to $58.7 million for the fourth quarter of 2020. The year-over-year increase was primarily due to the following:
•$1.5 million higher revenue within the Company’s commercial aerospace end-use markets due to higher build rates on regional and business aircraft platforms; partially offset by

•$1.4 million lower revenue within the Company’s military and space end-use markets due to lower build rates on military rotary-wing aircraft platforms, partially offset by higher build rates on other military and space platforms.
Structural Systems operating income for the current-year fourth quarter was $5.1 million, or 8.6% of revenue, compared to $6.2 million, or 10.6% of revenue, for the fourth quarter of 2020. The year-over-year decrease was due to unfavorable product mix, partially offset by lower other manufacturing costs.
Corporate General and Administrative (“CG&A”) Expense
CG&A expense for the fourth quarter of 2021 was $8.7 million, or 5.3% of total Company revenue, compared to $6.1 million, or 3.9% of total Company revenue, in the comparable quarter in the prior year. The year-over-year increase was due to higher professional services fees of $1.8 million, a portion of which was related to the Magnetic Seal LLC acquisition, and higher compensation and benefits costs of $0.8 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president, and chief executive officer, and Christopher D. Wampler, the Company’s vice president, chief financial officer, controller and treasurer will be held today, February 23, 2022, at 2:00 p.m. PT (5:00 p.m. ET) to review these financial results. To participate in the teleconference, please call 844-239-5278 (international 574-990-1017) approximately ten minutes prior to the conference time. The participant passcode is 1660427. Mr. Oswald and Mr. Wampler will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. This call is also being webcast and can be accessed at the Ducommun website at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative, value-added proprietary products and manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.
Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies, prospects, growth and outlook for 2022 and beyond, as well as future demand for the Company's products from commercial aerospace end-use markets and relationships with its customers. The Company generally uses the words “may,” “will,” “could,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: whether the anticipated pre-tax restructuring charges will be sufficient to address all anticipated restructuring costs, including related to employee separation, facilities consolidation, inventory write-down and other asset impairments; whether the expected cost savings from the restructuring will ultimately be obtained in the amount and during the period anticipated; whether the restructuring in the affected areas will be sufficient to build a more cost efficient, focused, higher margin enterprise with higher returns for the Company's shareholders; the impact of the Company’s debt service obligations and restrictive debt covenants; the cyclicality of the Company’s end-use markets; the Company's dependence upon a selected base of industries and customers; a significant portion of the Company’s business being dependent upon U.S. Government defense spending; the Company being subject to extensive regulation and audit by the Defense Contract Audit Agency; some of the Company’s contracts with customers containing provisions which give the its customers a variety of rights that are unfavorable to the Company; further consolidation in the aerospace industry adversely affecting the Company’s business and financial results; the Company’s ability to successfully make acquisitions, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; the Company's reliance on its suppliers to meet the quality and delivery expectations of its customers; the Company's use of estimates when bidding on fixed-price contracts which estimates could change and result in adverse effects on its financial results; the impact of existing and future laws and regulations such as the Cybersecurity Maturity Model Certification applicable to government contracts and sub-contracts, and environmental, social and governance requirements; the impact of existing and future accounting standards and tax rules and regulations; environmental liabilities adversely affecting the Company’s financial results; cyber security attacks, internal system or service failures, which may adversely impact the Company’s business and operations; the ultimate geographic spread, duration and severity of the coronavirus (COVID-19) outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact and facilitate commercial aerospace end-use markets' recovery from those impacts, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, February 23, 2022, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, income tax expense, depreciation, amortization, stock-based compensation expense, Guaymas fire related expenses, gain on sale-leaseback, success bonus related to completion of sale-leaseback transaction, inventory purchase accounting adjustments, and restructuring charges), non-GAAP operating income and as a percentage of net revenues, non-GAAP earnings, and non-GAAP earnings per share. In addition, certain prior period amounts have been reclassified to conform to current year’s presentation.
The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed herein is greater than the remaining performance obligations disclosed under ASC 606. Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. Backlog in industrial markets tends to be of a shorter duration and is generally fulfilled within a three month period. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.
CONTACT:

Suman Mookerji, Vice President, Corporate Development and Investor Relations, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars In thousands)

	December 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$76,316	$56,466
Accounts receivable, net	72,261	58,025
Contract assets	176,405	154,028
Inventories	150,938	129,223
Production cost of contracts	8,024	6,971
Other current assets	8,625	5,571
Total Current Assets	492,569	410,284
Property and Equipment, Net	102,419	109,990
Operating lease right-of-use assets	33,265	16,348
Goodwill	203,694	170,830
Intangibles, Net	141,764	124,744
Deferred Income Taxes	—	33
Other Assets	5,024	5,118
Total Assets	$978,735	$837,347
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$66,059	$63,980
Contract liabilities	42,077	28,264
Accrued and other liabilities	41,291	40,526
Operating lease liabilities	6,133	3,132
Current portion of long-term debt	7,000	7,000
Total Current Liabilities	162,560	142,902
Long-Term Debt, Less Current Portion	279,384	311,922
Non-Current Operating Lease Liabilities	28,074	14,555
Deferred Income Taxes	18,727	16,992
Other Long-Term Liabilities	15,388	21,642
Total Liabilities	504,133	508,013
Commitments and Contingencies
Shareholders’ Equity
Common stock	119	117
Additional paid-in capital	104,253	97,090
Retained earnings	377,263	241,727
Accumulated other comprehensive loss	(7,033)	(9,600)
Total Shareholders’ Equity	474,602	329,334
Total Liabilities and Shareholders’ Equity	$978,735	$837,347

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Quarterly Information Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net Revenues	$164,843	$157,786	$645,413	$628,941
Cost of Sales	127,580	122,985	502,953	491,203
Gross Profit	37,263	34,801	142,460	137,738
Selling, General and Administrative Expenses	25,447	22,555	93,579	89,808
Restructuring Charges	—	656	—	2,424
Operating Income	11,816	11,590	48,881	45,506
Interest Expense	(2,754)	(2,585)	(11,187)	(13,653)
Gain on Sale-Leaseback	132,522	—	132,522	—
Other Income, Net	72	29	268	128
Income Before Taxes	141,656	9,034	170,484	31,981
Income Tax Expense (Benefit)	30,822	(619)	34,948	2,807
Net Income	$110,834	$9,653	$135,536	$29,174
Earnings Per Share
Basic earnings per share	$9.29	$0.82	$11.41	$2.50
Diluted earnings per share	$9.05	$0.80	$11.06	$2.45
Weighted-Average Number of Common Shares Outstanding
Basic	11,931	11,720	11,879	11,676
Diluted	12,248	12,070	12,251	11,932

Gross Profit %	22.6%	22.1%	22.1%	21.9%
SG&A %	15.4%	14.3%	14.5%	14.3%
Operating Income %	7.2%	7.3%	7.6%	7.2%
Net Income %	67.2%	6.1%	21.0%	4.6%
Effective Tax Rate (Benefit)	21.8%	(6.9)%	20.5%	8.8%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Years Ended
	% Change	December 31, 2021	December 31, 2020	% of Net Revenues 2021	% of Net Revenues 2020	% Change	December 31, 2021	December 31, 2020	% of Net Revenues 2021	% of Net Revenues 2020
Net Revenues
Electronic Systems	7.0%	$106,026	$99,093	64.3%	62.8%	5.1%	$412,648	$392,633	63.9%	62.4%
Structural Systems	0.2%	58,817	58,693	35.7%	37.2%	(1.5)%	232,765	236,308	36.1%	37.6%
Total Net Revenues	4.5%	$164,843	$157,786	100.0%	100.0%	2.6%	$645,413	$628,941	100.0%	100.0%
Segment Operating Income
Electronic Systems		$15,444	$11,467	14.6%	11.6%		$57,629	$51,894	14.0%	13.2%
Structural Systems		5,057	6,211	8.6%	10.6%		20,234	19,584	8.7%	8.3%
		20,501	17,678				77,863	71,478
Corporate General and Administrative Expenses (1)		(8,685)	(6,088)	(5.3)%	(3.9)%		(28,982)	(25,972)	(4.5)%	(4.1)%
Total Operating Income		$11,816	$11,590	7.2%	7.3%		$48,881	$45,506	7.6%	7.2%
Adjusted EBITDA
Electronic Systems
Operating Income		$15,444	$11,467				$57,629	$51,894
Other Income		—	—				196	—
Depreciation and Amortization		3,427	3,447				13,823	14,038
Restructuring Charges		—	264				—	596
Success bonus related to completion of sale-leaseback transaction (2)		970	—				970	—
		19,841	15,178	18.7%	15.3%		72,618	66,528	17.6%	16.9%
Structural Systems
Operating Income		5,057	6,211				20,234	19,584
Other Income		72	—				72	—
Depreciation and Amortization		3,791	3,603				14,331	14,559
Restructuring Charges		—	392				—	1,828
Inventory Purchase Accounting Adjustments		106	—				106	—
Guaymas Fire Related Expenses		615	682				2,486	1,704
Success bonus related to completion of sale-leaseback transaction (2)		475	—				475	—
		10,116	10,888	17.2%	18.6%		37,704	37,675	16.2%	15.9%
Corporate General and Administrative Expenses (1)
Operating loss		(8,685)	(6,088)				(28,982)	(25,972)
Other Income			29				—	128
Depreciation and Amortization		59	59				235	253
Stock-Based Compensation Expense		3,063	2,694				11,212	9,299
Success bonus related to completion of sale-leaseback transaction (2)		6	—				6	—
		(5,557)	(3,306)				(17,529)	(16,292)

Adjusted EBITDA	$24,400	$22,760	14.8%	14.4%	$92,793	$87,911	14.4%	14.0%

Capital Expenditures
Electronic Systems	$3,606	$1,519			$7,471	$5,037
Structural Systems	2,309	4,170			8,463	8,570
Corporate Administration	—	—			—	—
Total Capital Expenditures	$5,915	$5,689			$15,934	$13,607
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)2021 Includes $1.3 million of success bonus related to completion of sale-leaseback transaction that was recorded as part of cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME AND AS A PERCENTAGE OF NET REVENUES RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Years Ended
GAAP To Non-GAAP Operating Income	December 31, 2021	December 31, 2020	% of Net Revenues 2021	% of Net Revenues 2020	December 31, 2021	December 31, 2020	% of Net Revenues 2021	% of Net Revenues 2020
GAAP Operating income	$11,816	$11,590			$48,881	$45,506

GAAP Operating income - Electronic Systems	$15,444	$11,467			$57,629	$51,894
Adjustments:
Restructuring charges	—	264			—	596
Success bonus related to completion of sale-leaseback transaction	970	—			970	—
Adjusted operating income - Electronic Systems	16,414	11,731	15.5%	11.8%	58,599	52,490	14.2%	13.4%

GAAP Operating income - Structural Systems	5,057	6,211			20,234	19,584
Adjustments:
Restructuring charges	—	392			—	1,828
Inventory purchase accounting adjustments	106	—			106	—
Guaymas fire related expenses	615	682			2,486	1,704
Success bonus related to completion of sale-leaseback transaction	475	—			475	—
Adjusted operating income - Structural Systems	6,253	7,285	10.6%	12.4%	23,301	23,116	10.0%	9.8%

GAAP Operating loss - Corporate	(8,685)	(6,088)			(28,982)	(25,972)
Adjustment:
Success bonus related to completion of sale-leaseback transaction	6	—			6	—
Adjusted operating loss - Corporate	(8,679)	(6,088)			(28,976)	(25,972)
Total adjustments	2,172	1,338			4,043	4,128
Adjusted operating income	$13,988	$12,928	8.5%	8.2%	$52,924	$49,634	8.2%	7.9%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP EARNINGS AND EARNINGS PER SHARE RECONCILIATION
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Years Ended
GAAP To Non-GAAP Earnings	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP Net income	$110,834	$9,653	$135,536	$29,174
Adjustments:
Guaymas fire related expenses (1)(2)	492	573	1,989	1,431
Inventory purchase accounting adjustments (1)	85	—	85	—
Gain on sale-leaseback (1)	(102,837)	—	(102,837)	—
Success bonus related to completion of sale-leaseback transaction (1)	1,161	—	1,161	—
Restructuring charges (2)	—	551	—	2,036
Total adjustments	(101,099)	1,124	(99,602)	3,467
Adjusted net income	$9,735	$10,777	$35,934	$32,641

	Three Months Ended		Years Ended
GAAP Earnings Per Share To Non-GAAP Earnings Per Share	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP Diluted Earnings Per Share (“EPS”)	$9.05	$0.80	$11.06	$2.45
Adjustments:
Guaymas fire related expenses (1)(2)	0.04	0.05	0.16	0.12
Inventory purchase accounting adjustments (1)	0.01	—	0.01	—
Gain on sale-leaseback (1)	(8.40)	—	(8.39)	—
Success bonus related to completion of sale-leaseback transaction (1)	0.09	—	0.09	—
Restructuring charges (2)	—	0.04	—	0.17
Total adjustments	(8.26)	0.09	(8.13)	0.29
Adjusted Diluted EPS	$0.79	$0.89	$2.93	$2.74

Shares used for adjusted diluted EPS	12,248	12,070	12,251	11,932
(1)Includes tax rate of 20.0% for 2021 adjustments, except for gain on sale-leaseback which utilized the incremental tax rate of 22.4%.
(2)Includes tax rate of 16.0% for 2020 adjustments.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BACKLOG* BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	(In thousands)
	December 31, 2021	December 31, 2020
Consolidated Ducommun
Military and space	$520,278	$515,396
Commercial aerospace	333,107	268,326
Industrial	51,802	24,019
Total	$905,187	$807,741
Electronic Systems
Military and space	$400,002	$389,877
Commercial aerospace	56,810	56,719
Industrial	51,802	24,019
Total	$508,614	$470,615
Structural Systems
Military and space	$120,276	$125,519
Commercial aerospace	276,297	211,607
Total	$396,573	$337,126
* The Company defines backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. Backlog as of as of December 31, 2021 was $905.2 million compared to $807.7 million as of December 31, 2020. Under ASC 606, the Company defines performance obligations as customer placed purchase orders with firm fixed price and firm delivery dates. The remaining performance obligations disclosed under ASC 606 as of December 31, 2021 were $814.1 million compared to $779.7 million as of December 31, 2020.